UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 27, 2013

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

We are filing this Current Report on Form 8-K/A to amend certain disclosure which appeared in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 31, 2013 in response to comments from the staff of the SEC.

Item 4.01           Changes in Registrant's Certifying Accountant.

On December 27, 2013, Armco Metals Holdings, Inc. (the "Company") informed its independent registered public accounting firm Li and Company, PC that the Company was terminating the client-auditor relationship, effective immediately. On December 27, 2013 the Company engaged MaloneBailey LLP ("MB") as the Company's independent registered public accounting firm. Li and Company, PC had served as the Company's independent registered public accounting firm since May 2008 and reported on the Company's consolidated financial statements for the years ended December 31, 2012 and 2011. The dismissal of Li and Company, PC and engagement of MB was approved by the Audit Committee of the Board of Directors of the Company on December 27, 2013.

Neither the report of Li and Company, PC dated March 29, 2013 on our consolidated balance sheets as of December 31, 2012 and 2011 and the related consolidated statements of operations and comprehensive income, change in stockholders' equity and cash flows for the years ended December 31, 2012 and 2011 nor the report of Li and Company, PC dated March 30, 2012 on our consolidated balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations and comprehensive income, change in stockholders' equity and cash flows for the years ended December 31, 2011 and 2010 contained an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Li and Company, PC we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Li and Company, PC would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining MB (1) neither we nor anyone on our behalf consulted MB regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) MB did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Li and Company, PC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Li and Company, PC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits

16.1     Letter dated January 8, 2014 from Li and Company, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: January 8, 2014	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board

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